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                              ARTICLES OF INCORPORATION
                                          OF
                         LEVAN BUILDERS SUPPLY, INCORPORATED
                         -----------------------------------

STATE OF OKLAHOMA  )
                   ) ss.
COUNTY OF TULSA    )

TO: SECRETARY OF STATE OF THE STATE OF OKLAHOMA

    We, the undersigned Incorporators:

    NAME                                     ADDRESS
    ----                                     -------
Harry M. LeVan               816 Twin Oaks, Broken Arrow, OK  74012
Patricia A. LeVan            816 Twin Oaks, Broken Arrow, OK  74012
Terrel Taylor                2450 S.E. Washington Blvd., Bartlesville, OK 74003

being persons legally competent to enter into contracts, for the purpose of forming a corporation under the "Business Corporation Act" of the State of Oklahoma, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE ONE

    The name of this corporation is LeVAN BUILDERS SUPPLY, INCORPORATED.

                                   ARTICLE TWO

    The address of its registered office in the State of Oklahoma is 816 Twin Oaks, Broken Arrow, Tulsa County, Oklahoma 74012, and the name of its registered agent at such address is Harry M. LeVan.

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                                  ARTICLE THREE

    The duration of the corporation is fifty (50) years.

                                  ARTICLE FOUR

    The purpose for which the corporation is formed are: To carry on any business whatsoever that this corporation may deem proper or convenient; that it may deem calculated, directly or indirectly, to improve the interests of this corporation, and to do all things specified in the Business Corporation Act of the State of Oklahoma, and to have and to exercise all powers conferred by the laws of the State of Oklahoma on corporations formed under the laws pursuant to which and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended, and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might or could do, either alone or in connection with any other persons, firms, associations or corporations, and in any part of the world.

                                   ARTICLE FIVE

    The aggregate number of shares which the corporation shall have authority to allot is fifty thousand (50,000).

    The designation of each class, the number of shares of each class, and the par value of the shares in each class are as follows:

CLASS              NUMBER                     PAR VALUE
-----              ------                     ---------

Common             50,000                   $        1.00

                        TOTAL PAR VALUE     $   50,000.00


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                                   ARTICLE SIX

    When the Board of Directors so determine, any issuance of stock as authorized under these Articles of Incorporation or any Amended Articles of Incorporation shall first be offered at par value pro rata to the stockholders in relation to their then present holdings. Such preemptive right shall apply to the purchase or subscription for any stock of any class which the corporation may issue or sell whether or not exchangeable for any stock in the corporation of any class or classes, and whether out of unissued shares authorized by the Articles of Incorporation as originally filed or by any Amendment thereof, or out of the shares of stock of the corporation acquired by it after the issue thereof, and whether issued for cash, labor done, personal property, or real property, or leases thereof.

                                  ARTICLE SEVEN

    The amount of stated capital with which the corporation shall begin business is Five Thousand Dollars ($5,000.00) which has been fully paid in. (Affidavit is attached.)

                                  ARTICLE EIGHT

    The number and class of shares to be allotted by the corporation before it shall begin business and the consideration to be received by the corporation therefor are as follows: Five thousand shares, common stock for a consideration of Five Thousand Dollars ($5,000.00).

                                   ARTICLE NINE

    The number of Directors to be elected at the first meeting of shareholders is three (3).


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                                   ARTICLE TEN

    No right to dissent, as set out in the "Business Corporation Act" of the State of Oklahoma, or subsequent amendments and supplements thereto, shall exist in behalf of any stockholders of this corporation as to any specified corporate action or as to all corporate action if such action be approved by the vote or written consent of the holders of at least two-thirds of all outstanding shares of the corporation.

                                  ARTICLE ELEVEN

    The Directors of this corporation shall have the authority to adopt, alter or repeal By-Laws for the corporation to the extent permitted by law unless the shareholders, by appropriate action, specifically limit this authority.

                                  ARTICLE TWELVE

    The names and residence addresses of all the original shareholders, directors and officers of the corporation are:

    NAME                                    ADDRESS
    ----                                    -------
Harry M. LeVan               816 Twin Oaks, Broken Arrow, OK  74012
Patricia A. LeVan            816 Twin Oaks, Broken Arrow, OK  74012
Terrel Taylor                2450 S.E. Washington Blvd., Bartlesville, OK 74003




                                       4
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    In Witness Whereof, We have executed these Articles of Incorporation in triplicate on this 16th day of June, 1978.


                                  /s/ Harry M. LeVan
                                  -------------------------------------
                                  Harry M. LeVan


                                  /s/ Patricia A. LeVan
                                  -------------------------------------
                                  Patricia A. LeVan


                                  /s/ Terrel Taylor
                                  -------------------------------------
                                  Terrel Taylor




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